SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 24, 2004

Date of Report (Date of earliest event reported)

1ST COLONIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-84114	01-0715542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Haddon Avenue Collingswood, New Jersey		08108
(Address of principal executive offices)		(Zip Code)

(856) 858-1100
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01        Other Events.

(a)  At January 1, 2005, the common stock (no par value) of 1st Colonial Bancorp, Inc. (the “Issuer”) was held of record by 287 persons.  Therefore, under Section 15(d) of the Securities Exchange Act of 1934, the Issuer’s duty to file supplementary and periodic information, documents and reports pursuant to Section 13 of that Act has been automatically suspended as of January 1, 2005 as to the Issuer’s fiscal year ending December 31, 2005.

Rule 15d-6 under Securities Exchange Act of 1934 requires that, if the duty of the Issuer to file reports pursuant to Section 15(d) as to any fiscal year has been automatically suspended under Section 15(d), the Issuer must, within 30 days after the beginning of that fiscal year, file a notice on Form 15 informing the Securities and Exchange Commission (the “Commission”) of such suspension.  The Issuer filed this notice on Form 15 on January 24, 2005.

Notwithstanding the suspension of the Issuer’s duty to file supplementary and periodic information, documents and reports pursuant to Section 13 of Securities Exchange Act of 1934, and the Issuer’s filing of a Form 15 as required, the Issuer intends to continue to file with the Commission Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form  8-K substantially in the forms and at the times required by issuers having a duty to file such reports.

(b)  The Issuer also announces that its wholly owned subsidiary, 1st Colonial National Bank, has withdrawn its application to the Office of the Comptroller of the Currency for approval to open a branch in Mt. Holly, New Jersey.  The Issuer withdrew its application because the New Jersey Department of Environmental Protection did not approve the Township of Mt. Holly’s application to demolish two historic buildings located on the proposed site.  The Bank continues to actively seek potential branch locations, although the Bank does not currently have any definitive agreements or arrangements to establish or acquire any branches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005	1ST COLONIAL BANCORP, INC.

/s/ Gerard M. Banmiller
Gerard M. Banmiller
President and Chief Executive Officer